UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2023

CNH INDUSTRIAL N.V.
(Exact name of registrant as specified in its charter)

Netherlands	001-36085	98-1125413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Cranes Farm Road, Basildon, Essex, SS14 3AD, United Kingdom	N/A
(Address of principal executive offices)	(Zip Code)
+44 2079 251964
Registrant’s telephone number including area code

N/A
(Former name, former address and former fiscal year, if changed since last report):

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value €0.01	CNHI	New York Stock Exchange [1]
3.850% Notes due 2027	CNHI27	New York Stock Exchange
1 In addition to the New York Stock Exchange, CNHI common shares are listed on Euronext Milan, the regulated market of Borsa Italiana, in Italy.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.

On November 7, 2023, CNH Industrial N.V. (the “Company”) issued a press release announcing its results of operations for the third quarter of 2023. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On November 7, 2023, the Company announced a targeted restructuring that the Company believes will establish a more cost-efficient structure that will complement the Company’s continuous improvement initiatives. The restructuring plan initially includes the reduction of approximately 5% of the Company’s salaried workforce cost. This targeted restructuring will include a more thorough review of the Company’s cost structure to be implemented next year. In connection with the restructuring plan, the Company estimates that it will incur pre-tax restructuring and related charges of up to $200 million primarily related to employee severance and benefits cost to be incurred in the fourth quarter of 2023 and the first six months of 2024.

Item 7.01.    Regulation FD Disclosure.

On November 7, 2023, CNH Industrial N.V. made available a presentation providing review of its third quarter of 2023, which is being made available in connection with a November 7, 2023 investor conference call. A copy of that slide presentation is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

Item 8.01.    Other Events.

On November 7, 2023, the Company issued a press release announcing that its Board of Directors has approved an application to delist its ordinary shares from Euronext Milan. A copy of the press release is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

On November 7, 2023, the Company’s Board of Directors also authorized a $1.0 billion share buyback program (the “Program”) under which the Company may repurchase its common shares between November 8, 2023 and March 1, 2024 in the open market or through privately negotiated or other transactions, including at the Company’s election trading plans under Rule 10b5-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) depending on share price, market conditions and other factors. The Company intends to conduct any open market share repurchases that are made on the New York Stock Exchange in compliance with the safe harbor provisions of Rule 10b-18 of the Securities Exchange Act of 1934. The share repurchase program does not obligate the Company to repurchase any specific value or number of its shares, and repurchases may be commenced or suspended from time to time without prior notice. A copy of the press release is furnished herewith as Exhibit 99.3 and is incorporated herein by reference.

Forward-Looking Statements

All statements included in the Current Report on Form 8-K, including statements regarding the Company’s restructuring plan and the costs and timing thereof, statements with reject to future financial position or operating results; including revenue, income, earnings (or loss) per share, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations and products, are forward-looking statements. Forward looking statements also include statements regarding the future performance of CNH Industrial and its subsidiaries on a standalone basis. These statements may include terminology such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “outlook”, “continue”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “prospects”, “plan”, or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	CNH Industrial’s press release dated November 7, 2023, announcing its results of operations for the third quarter of 2023
Exhibit 99.2	CNH Industrial N.V. third quarter 2023 results review presentation
Exhibit 99.3	CNH Industrial’s press release dated November 7, 2023, announcing the voluntary delisting from Euronext Milan and single listing on NYSE and further announcing $1 billion share buyback program
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNH INDUSTRIAL N.V.

	By:	/s/ Roberto Russo
	Name:	Roberto Russo
	Title:	Chief Legal and Compliance Officer
Date: November 7, 2023